Exhibit 99.(l)

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

June 18, 2015

Eagle Growth and Income Opportunities Fund

100 Wall St.

11th Floor

New York, NY 10005

Dear Ladies and Gentlemen:

We have acted as counsel for Eagle Growth and Income Opportunities Fund (the “Fund”), a statutory trust formed under the laws of the State of Delaware, in connection with the Registration Statement on Form N-2 (File No. 333-188388) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Original Registration Statement”), each as amended, with respect to certain of its common shares of beneficial interest, par value of $0.001 per share. This opinion is being issued in connection with the registration statement of the Fund on Form N-2 (the “New Registration Statement”), which is being filed pursuant to Rule 462(b) under the Securities Act to register additional common shares of beneficial interest of the Fund (the “Additional Common Shares”) that are part of the same offering described in the Original Registration Statement.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Fund and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

Based upon the foregoing, we are of the opinion that the Additional Common Shares being registered pursuant to the New Registration Statement, when issued in accordance with the terms described in the Original Registration Statement, will be legally issued, fully paid, and non-assessable by the Fund. We hereby consent to the filing of this opinion as an exhibit to the New Registration Statement, to be filed with the Securities and Exchange Commission. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP